Exhibit 5.1(a)

 May 13, 2021

The Board of Directors

Data Storage Corporation
48 South Service Road

Melville, New York 11747

Re:	Registration Statement on Form S-1 (File No. 333-253056) and Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended

Gentlemen:

We have acted as special Nevada counsel to Data Storage Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-253056) (as amended through the date hereof, the “Initial Registration Statement”) and a registration statement relating to the Initial Registration Statement filed on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statement”). The 462(b) Registration Statement relates to the registration by the Company of up to $1,976,000 of Securities (as defined below) consisting of (i) units (the “Additional Units”) consisting of (a) up to $920,000 of shares (the “Additional Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) up to $1,012,0000 of warrants to purchase shares of Common Stock (the “Additional Common Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Additional Common Warrants (the “Additional Common Warrant Shares”), including Additional Shares and Additional Common Warrants to purchase Additional Common Warrant Shares for which the Representative (as defined below) has been granted an over-allotment option; and (iii) up to $44,000 of (a) warrants to purchase shares of Common Stock to be issued to the Representative as additional compensation pursuant to the Underwriting Agreement (the “Additional Representative’s Warrants”), and (b) shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Additional Representative’s Warrant Shares”). The Additional Units, the Additional Shares, the Additional Common Warrants, the Additional Common Warrant Shares, the Additional Representative’s Warrants and the Additional Representative’s Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1.1 to the Initial Registration Statement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters (“Reliance Documents”). We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the federal securities laws, the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reliance Documents, Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

 In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificate and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto (other than the Company); (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject, (c) any judicial or regulatory order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement; (iv) any purchase, underwriting, warrant, deposit, unit or similar agreement (collectively the “Securities Agreements”) relating to the Securities being offered will be duly authorized, executed and delivered by other parties thereto; (v) the terms of any Additional Warrants and Additional Units included in any Securities offered and issued as executed and delivered are as described in the Registration Statement; and (vi) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

Opinions

Based upon and subject to the foregoing, we are of the opinion that: (i) the Additional Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and in the manner described in the Registration Statement, the Additional Shares will be validly issued, fully paid and non-assessable; (ii) the Additional Common Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise of the Additional Common Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Additional Common Warrants, the Additional Common Warrant Shares will be validly issued, fully paid and non-assessable; and (iii) the Additional Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise of the Additional Representative’s Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Additional Representative’s Warrants, the Additional Representative’s Warrant Shares will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the 462(b) Registration Statement and further consent to all references to our firm under the caption “Legal Matters” in the Initial Registration Statement and incorporated by reference into the 462(b) Registration Statement.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PARSONS BEHLE & LATIMER